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                                                                   Exhibit 10.1


                       PROFESSIONAL CONSULTING AGREEMENT

     THIS PROFESSIONAL CONSULTING AGREEMENT is made this 17th day of April, 1996, by and between Richard Gladstone, ("Consultant"), of 2200 N.W. Boca Raton Boulevard, Suite 220, Boca Raton, Florida 33431 and UC'NWIN SYSTEMS, CORPORATION ("Client"), a Delaware corporation. with principal offices located at 5601 North Powerline Road, Suite 404, Fort Lauderdale, Florida 33309.

     WHEREAS, Consultant provides product development and marketing services as well as services relating to organizing and assembling information provided to the Consultant by the company in a format which profiles the Company and which is conducive to dissemination in appropriate information channels and networks, and disseminating such information; and

     WHEREAS, Client wishes to enlist Consultant on a non-exclusive basis to provide such services, and to distribute such information and Consultant and Client wish to formalize in a written agreement the terms and conditions under which Consultant will provide such services to Client;

     NOW THEREFORE, for the mutual promises and other consideration described herein, the parties hereto agree as follows:

     1 . Information to be Furnished by Client. Client shall furnish Consultant with current public information about Client, including any and all statements and reports filed by Client with the United States Securities and Exchange Commission, its most recent Annual Report to Shareholders and shall also provide any other public information reasonably requested by Consultant
("Client Information"). Client shall not provide to Consultant any confidential or non public information concerning Client, and any and all information concerning Client provided to Consultant by Client shall be deemed non confidential and public.

     2.   Services to be Provided by Consultant.

     (a) The Consultant shall provide consulting services to the Client for a period of one (1 year from the date of execution of this Agreement). For the


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purpose of clarification, the consulting services to be provided by the
Consultant shall include, but not necessarily be limited to, the following:

          (1) The development and distribution of corporate fact sheets and information summaries designed to advise potential distributors and potential users of the Client's technology;

          (2) Setting up both one-on-one and group meetings with new institutional customers, distributors, and marketing personnel, journalists and research analysts;

          (3)  Developing foreign markets;

          (4) Meeting with the Client management to report on market activity and to develop strategies with regard to the ongoing marketing of the Client's technologies.

     3. Compensation for Services. In Consideration of Consultant's provision of services described in paragraph 2, Client's Board of Directors shall authorize the issuance of 100,000 Shares, each consisting of one share of common stock (which will be valued at the closing price of the stock the day before it is issued) which sum shall be payable upon the execution of this Agreement by both parties and an Option to purchase 500,000 Shares, (exercisable at 50% of the closing price of the stock the day before it is issued). The option Shares will be held in escrow for a period of 90 days from the date of this Agreement and the option may be rescinded by UC'NWIN at any time during the 90 day period on written confirmation to the Consultant and the escrow agent and with repayment in full of the exercise price by UC'NWIN.

     4. Term and Termination. This agreement shall become effective as of March 1, 1996 and shall remain in effect until February 28, 1997, ("Expiration Date") subject to the Client's right to terminate the Agreement at any time subject to fourteen (14) days written notice. Client and Consultant may mutually agree to extend the Agreement for an additional period. In the absence of such an agreement, this Agreement shall automatically terminate upon the expiration Date.

     5. Reimbursement for Expenses. Consultant shall be reimbursed for proven out-of-pocket expenses incurred by the Consultant in performing under the





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terms of this Agreement.  All expenses shall be due and payable when billed and must be pre-approved by Client.

     6. Representations and Warranties. Consultant represents and warrants that services to be provided and materials to be produced or developed by Consultant under this Agreement will be performed, produced or developed by competent, trained personnel in a workmanlike manner. Consultant and its Personnel shall comply with all applicable statutes, rules and regulations governing all aspects of the services to be performed under this Agreement; provided that, as described in paragraph 1 of this Agreement, Client shall be fully responsible to assure all Client Information is accurate and complete. Client understands and acknowledges that Consultant cannot guarantee that the services provided hereunder will achieve any particular objective or fulfill any specified goals. Client further understands and acknowledges that Consultant is not registered or licensed as an investment advisor, financial planner, or broker/dealer, nor is Consultant licensed as a principal or representative of any of the foregoing and that, by entering into this Agreement, Consultant is not undertaking to provide, nor will Consultant provide, any services that require any such registration or licensing.
OTHER THAN THE FOREGOING EXPRESS WARRANTIES, CONSULTANT MAKES NO WARRANTIES WITH RESPECT TO THE QUALITY OF THE GOODS AND SERVICES TO BE PROVIDED HEREUNDER OR ANY RESULTS TO BE ACHIEVED, AND HEREBY EXPRESSLY DISCLAIMS THE EXISTENCE OF ANY SUCH REPRESENTATIONS AND WARRANTIES, INCLUDING WITHOUT LIMITATION AND IMPLIED WARRANTIES OF MERCHANT ABILITY AND FITNESS FOR A PARTICULAR PURPOSE. CONSULTANT SHALL HAVE NO LIABILITY FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES SUFFERED BY CLIENT AS A RESULT OF ANY FAILURE ON THE PART OF CONSULTANT IN THE PERFORMANCE OF ITS DUTIES HEREUNDER.

     7. Miscellaneous . This Agreement shall be interpreted and construed in accordance with the laws of the State of Florida.

     Neither party may assign its rights or duties under this Agreement without the express prior written consent of the other party, except that Consultant may assign to any other party, without Client's consent, its right to receive all or any portions of the fees and expenses due and owing to it.



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     This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. The terms of this Agreement may be altered only by written agreement between the parties. The failure of either party to object to or take affirmative action with respect to any conduct of the other which is in violation of the terms of this Agreement shall not be construed as a waiver of the violation or breach, or of any future similar violation or breach.


     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer, or as to an individual party, has executed this Agreement in his own hand, as of the date first written above.


UC'NWIN SYSTEMS
CORPORATION:                                         CONSULTANT

By:  /s/ John Neilson                              By: /s/ Richard Gladstone
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     John Neilson                                      Richard Gladstone
     President


Date:  April 29, 1996                            Date: 04/29/96
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